Exhibit 10.1

SPLUNK INC.

2012 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Splunk Inc. 2012 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement, including the Addendum which includes any applicable country-specific provisions (together, the “Award Agreement”).

I.                                        NOTICE OF STOCK OPTION GRANT

Participant Name:

Address:

Participant has been granted an Option to purchase Common Stock of Splunk Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	US$

Total Number of Shares Granted

Total Exercise Price	US$

Type of Option:	☐ Incentive Stock Option

☐ Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, or as otherwise set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

Termination Period:

To the extent vested, this Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be Service Provider.  Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 13 of the Plan.  The date on which Participant ceases to be a Service Provider shall be the date the individual ceases to provide services and shall not be extended by any notice of termination period or non-working garden leave established under the employment law in the jurisdiction in which Participant resides or under the terms of Participant’s employment agreement, if any.  The Administrator shall have the exclusive discretion to determine when Participant is no longer a Service Provider.  Notwithstanding the foregoing, Participant may still be considered to be providing services and will continue to vest in the shares subject to the Option while on an approved leave of absence.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A, all of which are made a part of this document.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated above.

PARTICIPANT:	SPLUNK INC.

Signature	By

Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.                                      Grant of Option.  The Company hereby grants to the Participant named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 16, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

For United States taxpayers, if designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  However, if this Option is intended to be an ISO, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).  Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan.  In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.                                      Vesting Schedule.  Except as provided in Section 3, the Option awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.                                      Exercise of Option.

(a)                                 Right to Exercise.  This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

(b)                                 Method of Exercise.  Primarily, Options are to be exercised online through the Company’s designated broker Charles Schwab & Co. (and its affiliates), or any other broker the Company, in its sole discretion, may designate.  Alternatively, and if permitted by the Company, Options can be exercised by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the

Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice will be completed by Participant and delivered to the Company.  The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable Tax-Related Items (as defined in Section 6(a) below) withholding.  This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5.                                      Method of Payment.  Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant.

(a)                                 cash;

(b)                                 check;

(c)                                  consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(d)                                 for U.S. taxpayers only, surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; and

(e)                                  At the discretion of the Administrator, by net exercise whereby the Option may be exercised in full or in part by surrendering a portion of the Shares subject to the Option as payment of the aggregate exercise price for the number of Shares subject to the Option to be exercised.  The number of Shares subject to the Option to be surrendered in payment of the exercise price shall be determined by multiplying the number of Shares to be exercised by the per Share exercise price, and then dividing the product thereof by an amount equal to the per Share Fair Market Value on the date of exercise.

The Company reserves the right to restrict available methods of payment to the extent it determines necessary for legal or administrative reasons.

6.                                      Tax Obligations.

(a)                                 Withholding Taxes.  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the grant date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)                                     withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer;

(ii)                                  withholding from proceeds from the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or

(iii)          withholding in shares of Common Stock to be issued at exercise of the Option, provided, however, that if Participant is a Section 16 officer of the Company under the U.S. Securities and Exchange Act of 1934, as amended, then the Committee shall establish the method of withholding from alternatives (i)-(iii) herein and, if the Committee does not exercise its discretion prior to the Tax-Related Items withholding event, then Participant shall be entitled to elect the method of withholding from the alternatives above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the exercised Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds from the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)                                 Notice of Disqualifying Disposition of ISO Shares.  For United States taxpayers, if the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i)

the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to Tax-Related Items withholding by the Company on the compensation income recognized by Participant.

(c)                                  Code Section 409A.  For United States taxpayers, under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the Date of Grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The Discount Option may also result in additional state income, penalty and interest charges to the Participant.  Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination.  Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7.                                      Nature of Grant.  In accepting the Option, Participant acknowledges, understands and agrees that:

(a)                                 the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan.

(b)                                 this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted in the past;

(c)                                  all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;

(d)                                 this Option and Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer, the Parent or any Subsidiary of the Company;

(e)                                  Participant is voluntarily participating in the Plan;

(f)                                   this Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g)                                  this Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)                                 the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty;

(i)            if the underlying Shares do not increase in value, this Option will have no value;

(j)                                    if Participant exercises this Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(k)                                 no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the Participant ceasing to be a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of this Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, the Parent, any of its Subsidiaries or the Employer, waive his or her ability, if any, to bring any such claim, and release the Company, the Parent, its Subsidiaries and the Employer from any such claim involving forfeiture of the Options; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l)                                     for purposes of this Option, Participant shall cease to be a Service Provider as of the date Participant is no longer actively providing services to the Company, the Parent or one of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Award Agreement or determined by the Company, (i) Participant’s right to vest in this Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); and (ii) the period (if any) during which Participant may exercise this Option after Participant ceases to be a Service Provider will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement, if any; the Administrator shall have the exclusive discretion to determine when Participant is no longer a Service Provider for purposes of Participant’s Option grant (including whether Participant may still be considered to be providing services while on a leave of absence);

(m)                             unless otherwise provided in the Plan or by the Company in its discretion, this Option and the benefits evidenced by this Award Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and

(n)                                 the following provisions apply only if Participant is providing services outside the United States:

(i)                                     this Option and the Shares subject to this Option are not part of normal or expected compensation or salary for any purpose; and

(ii)                                  Participant acknowledges and agrees that neither the Company, the Employer, the Parent nor any Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to Participant pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

8.                                      No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

9.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10.                               Data Privacy.  Participant hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Employer, the Parent, the Company, and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider selected by the Company, to assist with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if Participant resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Participant authorizes the Company, the Company’s stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that if Participant resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Options or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect his or her ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

11.                               No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

12.                               Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of Stock Administration at Splunk Inc., 250 Brannan Street, San Francisco, California, United States 94107, or at such other address as the Company may hereafter designate in writing.

13.                               Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

14.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15.                               Additional Conditions to Issuance of Stock.

(a)                                 If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

(b)                                 Participant’s exercise of Options and/or sale of Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policy and any other applicable securities laws. The Company’s insider trading policy applies to all Service Providers.  The Company’s insider trading policy prohibits a Participant and others from buying or selling Shares when such Participant has “inside information.”  “Inside information” is material information about the Company that is not yet public but that a reasonable investor would consider important in deciding whether to buy or sell Shares.  Trading while in possession of material non-public information is not only a violation of the Company’s policy but also of securities laws.  Penalties for such violations can be severe.  Please review the Company’s insider trading policy before making any trades.  A copy of the Company’s insider trading policy is available on the Company’s intranet site, under Legal and Polices, or a Participant may request a copy from the Legal Department (legal@splunk.com) or our Stock Administrator (stockadmin@splunk.com).

16.                               Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

17.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

18.                               Language.  If Participant received this Award Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

21.                               Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

22.                               Modifications to the Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

23.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24.                               Governing Law.  This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

25.                               Addendum.  Notwithstanding any provisions in this Award Agreement, this Option grant shall be subject to any special terms and conditions set forth in any Addendum to this Award Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Addendum constitutes part of this Award Agreement.

26.                               Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on this Option and on any Shares purchased upon exercise of this Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.                               Waiver.  Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by Participant or any other participant.

EXHIBIT B

SPLUNK INC.

2012 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Splunk Inc.

250 Brannan Street

San Francisco, CA 94107

Attention:  [              ]

1.                                      Exercise of Option.  Effective as of today,                                 ,           , the undersigned (“Purchaser”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of Splunk Inc. (the “Company”) under and pursuant to the 2012 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated                  (the “Award Agreement”).  The purchase price for the Shares will be $                          , as required by the Award Agreement.

2.                                      Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.                                      Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                      Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.  The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5.                                      Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6.                                      Entire Agreement; Governing Law.  The Plan and Award Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

Submitted by:	Accepted by:

PURCHASER:	SPLUNK INC.

Signature	By

Print Name	Title

Residence Address:

Date Received

2

Addendum to Stock Option Award Agreement

ADDENDUM TO THE

GLOBAL STOCK OPTION AGREEMENT

UNDER THE SPLUNK INC.

2012 EQUITY INCENTIVE PLAN

Terms and Conditions

This Addendum includes additional terms and conditions that govern the Option granted to Participant under the Splunk Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant resides in one of the countries listed below.  Capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan, the Notice of Stock Option Grant (the “Notice”) and/or the Stock Option Award Agreement (the “Award Agreement”).

Notifications

This Addendum also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2012.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that the Option vests, Participant exercises his or her Option, or Participant sells the Shares purchased upon exercise of the Option under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.

Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers after the Date of Grant or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant.

AUSTRALIA

Terms and Conditions

Exercise.  This provision supplements Section 4 of the Award Agreement:

If the Option vests when the market price per Share is equal to or less than the Exercise Price for the Options, Participant shall not be permitted to exercise the Option.  The Options may only be exercised starting on the business day following the first day on which the market price per Share exceeds the Exercise Price for the Options.

Lastly, the expiration date of Option shall be a date which is no greater than ten (10) years from the date of grant.  Accordingly, notwithstanding the Notice and Section 4(a) of the Award Agreement, the Option may not be exercised after the expiration of seven (7) years from the Date of Grant.

CHINA

Terms and Conditions

Exercise.  This provision supplements Section 4 of the Award Agreement:

If Participant is a national of the People’s Republic of China, Participant may not vest in nor exercise the Option unless and until the later of (a) the time the Option would vest under the vesting schedule, or (b) a time when the Company’s Shares are publicly traded, quoted or listed on a recognized exchange or national securities market, are no longer subject to a lock-up restricting Participant’s sale or disposal of the Shares and the Company has obtained approval from the State Administration of Foreign Exchange (the “SAFE Approval”).  Should the Option not first vest and become exercisable until the SAFE Approval occurs, then as of the date of the SAFE approval, Participant shall receive vesting credit for any dates under the vesting schedule that preceded such event.  Participant further agrees to abide by any restrictions or conditions imposed on the Option or the shares issued upon the exercise of the Option.

Exchange Control Requirements.  Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to immediately repatriate the cash proceeds from the sale of Shares related to the award to China.  Participant further understands that, under Chinese exchange control restrictions, such repatriation of his or her cash proceeds will need to be effectuated through a special exchange control account established by the Company (or any Parent or Subsidiary) or the Employer, and Participant hereby consents and agrees that any proceeds from the sale of Shares will be transferred to such special account prior to being delivered to Participant.  The Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China.  Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the sale proceeds are distributed through any such special exchange account.  Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.  These requirements will not apply to non-PRC citizens, unless otherwise required by SAFE.

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FRANCE

Terms and Conditions

Language Consent.  By accepting the grant, Participant confirms having read and understood the Plan and Award Agreement which were provided in the English language.  Participant accepts the terms of those documents accordingly.

Consentement Relatif à la Langue Utilisée.  En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications

Exchange Control Notification.  Participant may hold Shares obtained under the Plan outside of France provided that Participant declares all foreign accounts whether open, current, or closed on his or her annual income tax return.

GERMANY

Notifications

Exchange Control Notification.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank on Form Z10.  No report is required for payments less than €12,500.

HONG KONG

Terms and Conditions

Securities Law Compliance.  To facilitate compliance with securities laws in Hong Kong, Participant agrees not to sell the Shares issued upon exercise of the Options within six (6) months from the Date of Grant.

Notifications

Securities Law Notification.  WARNING:  THE OPTIONS AND SHARES DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER HONG KONG LAW AND ARE AVAILABLE ONLY TO EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES.  THE AWARD AGREEMENT, INCLUDING THIS ADDENDUM, THE PLAN AND OTHER INCIDENTAL COMMUNICATION MATERIALS HAVE NOT BEEN PREPARED IN ACCORDANCE WITH AND ARE NOT INTENDED TO CONSTITUTE A “PROSPECTUS” FOR A PUBLIC OFFERING OF SECURITIES UNDER THE APPLICABLE SECURITIES LEGISLATION IN HONG KONG.  NOR HAVE THE DOCUMENTS BEEN REVIEWED BY ANY REGULATORY AUTHORITY IN HONG KONG.  THE OPTIONS ARE INTENDED ONLY FOR THE PERSONAL USE OF EACH ELIGIBLE EMPLOYEE

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OF THE COMPANY OR ONE OF ITS SUBSIDIARIES AND MAY NOT BE DISTRIBUTED TO ANY OTHER PERSON.  IF PARTICIPANT IS IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THE AWARD AGREEMENT, INCLUDING THIS ADDENDUM OR THE PLAN, PARTICIPANT SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

Nature of Scheme.  The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”).  Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, then Participant’s grant shall be void.

ITALY

Terms and Conditions

Manner of Exercise.  This provision supplements Section 4 of the Award Agreement:

Participant must exercise the Option using the same day sale method pursuant to which all Shares subject to the exercised Option will be sold immediately upon exercise and the proceeds of sale, less the Exercise Price, any Tax-Related Items and broker’s fees or commissions, will be remitted to Participant in accordance with any applicable exchange control laws and regulations.  Participant acknowledges that the Company’s designated broker or transfer agent is under no obligation to arrange for the sale of the Shares at any particular price.

To the extent that regulatory requirements change, the Company reserves the right to permit exercises through any of the means set forth in the Award Agreement or the Plan.

Data Privacy.  This provision replaces Section 11 of the Award Agreement:

Participant understands that the Employer, the Company and any Subsidiary as a data processor of the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all Options, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), and that the Company and the Employer will process said data and other data lawfully received from third party for the exclusive purpose of implementing, managing and administering the Plan and complying with applicable laws, regulations and community legislation.

Participant also understands that providing the Company with Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.  The Controller of personal data processing is Splunk Inc., with registered offices at 250 Brannan Street, 2nd Floor, San Francisco, California 94107 U.S.A. and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Splunk Services UK Limited, Italy branch (S.r.l.), with its registered offices at with its registered offices at Via Birmania 81, 00144 Rome.

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Participant understands that Data will not be publicized, but it may be accessible by the Employer as the data processor of the Company and within the Employer’s organization by its internal and external personnel in charge of processing.  Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan.  Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addresses under applicable laws.  Participant further understands that the Company and/or any Subsidiary or Parent will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and/or any Subsidiary or Parent may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired at exercise of the Option.  Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan.  Participant understand that these recipients may be acting as controllers, processors, or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in Japan or the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.  Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.

Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto, as the processing is necessary to performance of law and contractual obligations related to implementation, administration, and management of the Plan.  Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right at any moment to, including but not limited to, obtain confirmation that Data exist or not, access, verify their content, origin and accuracy, delete, update, integrate,  correct, block or terminate, for legitimate reason, the Data processing.  To exercise privacy rights Participant should address the Employer.

Furthermore, Participant is aware that Data will not be used for direct-marketing purposes.  In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.

Plan Document Acknowledgement.  In accepting the Option, Participant acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement, including this

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Addendum, in their entirety and fully understand and accept all provisions of the Plan, the Award Agreement, and this Addendum.

Participant further acknowledges that he or she has read and specifically and expressly approves the following clauses in the Award Agreement: Section 2: Vesting Schedule; Section 4: Exercise of Option; Section 7 Nature of Grant; Section 13: NonTransferability of Option; Section 15: Additional Conditions to Issuance of Stock; Section 17: Administrator Authority; Section 25: Addendum; and the Data Privacy provision in this Addendum.

Notifications

Exchange Control Information.  Participant is required to report the following on his or her annual tax return: (1) any transfers of cash or Shares to or from Italy exceeding €10,000, (2) any foreign investments or investments held outside of Italy at the end of the calendar year exceeding €10,000 if such investments (e.g., vested Options, Shares, or cash) may result in income taxable in Italy (this will include reporting any Vested Shares if their intrinsic value (i.e., the difference between the fair market value of the Shares underlying the Vested Shares at the end of the year and the Exercise Price) combined with other foreign assets exceed €10,000), and (3) the amount of the transfers to and from abroad which have had an impact during the calendar year on Participant’s foreign investments or investments held outside of Italy.  Under certain circumstances, Participant may be exempt from the requirement under (1) above if the transfer or investment is made through an authorized broker resident in Italy.

Tax on Foreign Financial Assets.  Effective from 2011, a tax on the value of the financial assets held outside of Italy by individuals resident of Italy has been introduced.  Such tax is levied at an annual rate of 1 per thousand (0.1%) for FY 2012, and of 1.5 per thousand (0.15%), starting from 2013. The taxable amount will be the fair market value of the financial assets (including vested Options or Shares) assessed at the end of the calendar year.

MEXICO

Terms and Conditions

Acknowledgements.  This provision supplements Section 7 of the Award Agreement:

By accepting the Option, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement, including this Addendum, which he or she has reviewed.  Participant further acknowledges that he or she accepts all the provisions of the Plan and the Award Agreement, including this Addendum.  Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” Section of the Award Agreement, which clearly provide as follows:

(1)                                 Participant’s participation in the Plan does not constitute an acquired right;

(2)                                 The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis;

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(3)                                Participant’s participation in the Plan is voluntary; and

(4)                                 The Company and its Subsidiaries are not responsible for any decrease in the value of any Shares acquired upon exercise of the Option.

Labor Law Acknowledgement and Policy Statement.  By accepting the Option, Participant acknowledges that Splunk Inc., with registered offices at 250 Brannan Street, 2nd Floor, San Francisco, California 94107 U.S.A., is solely responsible for the administration of the Plan.  Participant further acknowledges that his or her participation in the Plan, the grant of the Option and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis.  Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Employer, and do not form part of the employment conditions and/or benefits provided by the Company or any Parent or Subsidiary, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.

Términos y Condiciones

Reconocimientos.  Esta disposición suplementa la Sección 7 del Contrato:

Al aceptar la Opción, el Partícipe reconoce que ha recibido una copia del Plan y del Contrato, incluyendo este Anexo, que ha sido revisado por el Partícipe. El Partícipe reconoce, además, que acepta todas las disposiciones del Plan y del Contrato, incluyendo este Anexo.  El Partícipe también reconoce que ha leído la Sección del Contrato intitulada “Reconocimientos” y específica y expresamente aprueba los términos y condiciones establecidos en dicha Sección, que claramente establece lo siguiente:

(1)                                 La participación del Partícipe en el Plan no constituye un derecho adquirido;

(2)                                 El Plan y la participación del Partícipe en el Plan se ofrecen por la Compañía de manera totalmente discrecional;

(3)                                 La participación del Partícipe en el Plan es voluntaria; y

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(4)                                La Compañía y sus Subsidiarias no son responsables por cualquier disminución en el valor de las Acciones adquiridas al ejercer la Opción.

Reconocimiento de Ley Laboral y Declaración de Política.  Al aceptar la Opción, el Partícipe reconoce que Splunk Inc., con oficinas registradas en 250 Brannan Street, 2nd Floor, San Francisco, California 94107, EE.UU., es únicamente responsable por la administración del Plan.  Además, el Partícipe reconoce que su participación en el Plan, el otorgamiento de la Opción y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral entre el Partícipe y la Compañía, ya que el Partícipe está participando en el Plan en sobre una base exclusivamente comercial.  Con base en lo anterior, el Partícipe  expresamente reconoce que el Plan y los beneficios que le deriven de la participación en el Plan no establecen derecho alguno entre el Partícipe y el Patrón y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por la Compañía o cualquier Matriz o Subsidiaria de la Compañía, y cualquier modificación del Plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones de empleo del Partícipe.

Además, el Partícipe entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Partícipe en el Plan en cualquier momento, sin responsabilidad alguna para con el Partícipe.

Finalmente, el Partícipe en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a la Compañía, sus Subsidiarias, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda o reclamación que pudiera surgir.

THE NETHERLANDS

Notifications

Securities Law Information.  Participant should be aware of the Dutch insider-trading rules, which may impact the sale of Shares issued upon exercise of the Option.  In particular, Participant may be prohibited from effectuating certain transactions if Participant has inside information about the Company.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of a Subsidiary or Parent in the Netherlands who has inside information as described herein.

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Given the broad scope of the definition of inside information, certain employees working for the Company or for any Subsidiary or Parent in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Participant has such inside information.

If Participant is uncertain whether the insider-trading rules apply to Participant, he or she should consult Participant’s personal legal advisor.

SINGAPORE

Notifications

Securities Law Information.  The Option is being granted to Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).  The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.  Participant should note that such Option grant is subject to section 257 of the SFA and Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the Option unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification Obligation.  If Participant is a director, associate director or shadow director of a Singaporean Subsidiary or Parent, Participant is subject to certain notification requirements under the Singapore Companies Act.  Among these requirements is an obligation to notify the Singaporean Subsidiary or Parent in writing when Participant receives an interest (e.g., Option, Shares) in the Company or a Subsidiary or Parent.  In addition, Participant must notify the Singaporean Subsidiary or Parent when he or she sells any Shares (including when Participant sells the Shares acquired under the Plan).  These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Subsidiary or Parent.  In addition, a notification must be made of Participant’s interests in the Company or any Subsidiary or Parent within two (2) business days of becoming a director.

Insider-Trading Notification.  Participant should be aware of the Singapore insider-trading rules, which may impact his or her acquisition or disposal of Shares or rights to Shares under the Plan.  Under the Singapore insider-trading rules, Participant is prohibited from selling Shares when he or she possesses information, not generally available, which Participant knows or should know will have a material effect on the price of the Shares once such information is generally available.

SWEDEN

There are no country-specific provisions.

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UNITED KINGDOM

Terms and Conditions

Joint Election.  As a condition of participation in the Plan and the exercise of the Option at a time when the Company’s Shares are considered readily convertible assets under U.K. law, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer NICs”) that may be payable by the Company, the Employer, a Parent or a Subsidiary in connection with the Option and any event giving rise to Tax-Related Items.  Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company, the form of such joint election (the “Joint Election”) having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”), and any other required consent or election.  Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company, the Employer, a Parent or a Subsidiary.  Participant further agrees that the Company, the Employer, a Parent or a Subsidiary may collect the Employer NICs from Participant by any of the means set forth in Section 6(a) of the Award Agreement.

If Participant does not enter into a Joint Election prior to the exercise of the Option, he or she will not be entitled to exercise the Option unless and until he or she enters into a Joint Election, and no Shares will be issued to Participant under the Plan, without any liability to the Company, the Employer, a Parent or a Subsidiary.

Responsibility for Taxes.  This provision supplements Section 6(a) of the Award Agreement and applies if the Company’s Shares are considered readily convertible assets under U.K. law at the time of exercise:

If payment or withholding of tax is not made within 90 days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected tax will constitute a loan owed by Participant to the Employer, effective on the Due Date.  Participant agrees that the loan will bear interest at the then-current Official Rate of HMRC, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6(a) of the Award Agreement.  Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the taxes due.  In the event that Participant is a director or executive officer and tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected tax will constitute a benefit to Participant on which additional income tax and National Insurance contributions will be payable.  Participant will be responsible for reporting and paying any income tax and National Insurance contributions due on this additional benefit directly to HMRC under the self-assessment regime.

In addition, Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from the relevant tax authorities.

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